Exhibit 99.1

LAZARD LTD REPORTS SECOND-QUARTER

AND FIRST-HALF 2012 RESULTS

Highlights

•	Net income per share, as adjusted[1], was $0.25 (diluted) for the quarter ended June 30, 2012, compared to $0.48 for the 2011 second quarter

•	Record first-half 2012 operating revenue of $954 million; second-quarter operating revenue of $455 million

•	Record first-half Financial Advisory operating revenue of $520 million; second-quarter operating revenue of $243 million

•	M&A and strategic advisory operating revenue up 16% for the first half and 15% for the second quarter of 2012, compared to the prior year periods

•	Asset Management operating revenue of $207 million for the second quarter of 2012, compared to $210 million for the first quarter of 2012

•

Assets under management (AUM) of $148 billion as of June 30, 2012, compared to $141 billion at the end of 2011; average AUM for the 2012 second quarter essentially unchanged from the 2011 full-year and 2012 first-quarter averages

•	Asset Management net inflows of $1.1 billion in the second quarter of 2012

•	Return of capital totaling $243 million to Lazard shareholders, year to date[2]

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2012	2011	%’12-’11	2012	2011	%’12-’11
As Adjusted[1]
Operating revenue	$455	$492	(7)%	$954	$949	1%
Financial Advisory	$243	$249	(3)%	$520	$478	9%
Asset Management	$207	$238	(13)%	$417	$462	(10)%
Net income	$33	$66	(50)%	$78	$124	(37)%
Diluted net income per share	$0.25	$0.48		$0.57	$0.91

U.S. GAAP
Net income	$31	$62	(50)%	$56	$117	(52)%
Diluted net income per share	$0.24	$0.48		$0.44	$0.91

Supplemental Data
Quarter-end AUM ($ in billions)	$148	$162	(8)%
Average AUM ($ in billions)	$151	$161	(6)%	$149	$159	(6)%

Media Contact: Judi Frost Mackey	+ 1212 632 1428	judi.mackey@lazard.com
Investor Contact: Kathryn Harmon	+ 1212 632 6637	kathryn.harmon@lazard.com

NEW YORK, July 26, 2012 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $455 million for the quarter ended June 30, 2012. Net income, as adjusted1, was $33 million, or $0.25 per share (diluted).

First-half 2012 operating revenue1 was $954 million. Net income, as adjusted1, was $78 million, or $0.57 per share (diluted). The first-half results exclude a first-quarter 2012 charge of $25 million related to staff reductions.

Second-quarter 2012 net income on a U.S. GAAP basis was $31 million, or $0.24 per share (diluted). First-half 2012 net income on a U.S. GAAP basis was $56 million, or $0.44 per share (diluted). A reconciliation of our U.S. GAAP results to the adjusted results is presented on page 17 of this press release.

“Lazard continues to generate strong revenues in a weak macroeconomic environment,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “The breadth of our global advisory franchise was evident as we advised on multiple large, complex, cross-border M&A transactions. Our Asset Management business achieved net inflows in the second quarter, despite volatile equity markets, reflecting our competitive positioning and strong pattern of performance.”

“Uncertainty regarding Europe and the U.S. fiscal outlook continues to be a headwind for our industry, so we remain cautious. Even as we pursue revenue growth, we are equally focused on expense management,” said Mr. Jacobs.

“The second-quarter net income comparison was impacted by legacy compensation costs and lower 2011 second-quarter accruals compared to full-year results,” said Matthieu Bucaille, Chief Financial Officer of Lazard.

“We are committed to reaching an operating margin target of at least 25% by 2014, even at current activity levels,” said Mr. Bucaille. “We have several expense management initiatives currently underway, which we expect will generate cost savings that will have a positive impact starting with our 2013 results.”

OPERATING REVENUE

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as Strategic Advisory and Restructuring. Strategic Advisory includes M&A, Sovereign and Government Advisory, Capital Markets, Lazard Middle Market, Private Funds and Other Advisory businesses.

Second Quarter

Financial Advisory operating revenue was $243 million, 3% lower than the second quarter of 2011, with the decrease primarily due to lower restructuring revenues.

Strategic Advisory operating revenue was $213 million, 6% higher than the second quarter of 2011. This was driven by a 15% increase in M&A revenue.

Restructuring operating revenue was $30 million, 38% lower than the second quarter of 2011, reflecting the uneven timing of closings and consistent with the continuing industry-wide decline of corporate restructuring activity.

During the quarter, we remained engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs, distressed asset sales, and government advisory in the Americas, Europe and Asia.

Among the major M&A transactions or assignments that were completed during the second quarter of 2012 were the following (clients are in italics): Medco Health Solutions in its $29 billion merger with Express Scripts; Northeast Utilities’ $17.5 billion merger with NSTAR; and Google’s $12.5 billion acquisition of Motorola Mobility.

Lazard is advising on three of the ten largest global M&A transactions announced in the second quarter of 2012, including: Anheuser-Busch InBev’s $20.1 billion acquisition of the remaining stake in Grupo Modelo it does not already own; Walgreens’ $6.7 billion acquisition of a 45% stake in Alliance Boots; and Sara Lee’s spin-off of D.E Master Blenders 1753.

Our Sovereign and Government Advisory business continued to be active in worldwide assignments, particularly in Europe and Africa.

We continue to be involved in many of the most notable recent restructurings, such as Allied Pilots Association with respect to American Airlines; Eastman Kodak; Hostess Brands; and the National Association of Letter Carriers in connection with the USPS’s restructuring efforts.

Please see a more complete list of Strategic Advisory transactions that were completed in the second quarter of 2012, as well as Restructuring assignments, on pages 7-9 of this release.

First Half

Financial Advisory operating revenue was $520 million, 9% higher than the first half of 2011.

Strategic Advisory operating revenue was $420 million, 6% higher than the first half of 2011. This was driven by a 16% increase in M&A revenue.

Restructuring operating revenue was $100 million, 20% higher than the first half of 2011, reflecting the closing of several large assignments primarily during the first quarter of 2012.

Asset Management

Second Quarter

Asset Management operating revenue was $207 million in the second quarter of 2012, 2% lower than the first quarter of 2012 and 13% lower than the second quarter of 2011. Management fees during the period totaled $195 million, reflecting a 2% decline, compared to the first quarter of 2012 and a 12% decline, compared to the prior year period. The sequential decline was driven primarily by a decrease in the level of AUM at June 30, 2012, due to market depreciation, partially offset by net inflows of $1.1 billion in the second quarter. The year-over- year quarterly decline was driven primarily by a decrease in the level of AUM, caused by market depreciation, and, to a lesser extent, a slight shift in the asset mix.

Incentive fees were in line with the first quarter of 2012 but declined compared to the second quarter of 2011, primarily due to a change in one mandate from a quarterly to an annual performance fee basis.

AUM was $148 billion as of June 30, 2012, up 5% from year-end 2011 and was down 5% from March 31, 2012, primarily reflecting market depreciation. Average AUM of $151 billion for the second quarter of 2012 was essentially unchanged from the 2011 full-year average.

First Half

Asset Management operating revenue was $417 million in the first half of 2012, 10% lower than the first half of 2011.

Management fees were $395 million in the first half of 2012, 8% lower than the first half of 2011. Average AUM for the first half of 2012 was $149 billion, 6% lower than the first half of 2011. Net inflows were $1 billion for the first half of 2012.

Our primarily institutional client mix remained broadly diversified by investment strategy and geography. We continued to win significant new mandates across a broad spectrum of investment strategies and to provide superior investment solutions to our clients around the world.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which measures applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferrals. We believe that by managing our business on an awarded compensation basis with a consistent deferral policy, we can better manage our compensation costs and build shareholder value over time.

For the second quarter of 2012, adjusted GAAP compensation and benefits expense1, including related accruals, was $285 million. The corresponding adjusted GAAP compensation ratio was 62.7% for the quarter, compared to 62.0% for the full-year 2011, and 58.1% during the second quarter in 2011.

For the first half of 2012, adjusted GAAP compensation and benefits expense1, including related accruals, was $598 million. This excludes the 2012 first-quarter charge related to staff reductions. The corresponding adjusted GAAP compensation ratio was 62.7%, compared to 62.0% for the full-year 2011, and 58.5% for the first half of 2011.

The second-quarter and first-half 2012 adjusted GAAP compensation ratios include, among other items, higher amortization expense related to 2008 deferred compensation, which had a comparatively longer, four-year vesting period. For the first half of 2012, we expensed $23 million related to the 2008 grants, or 2.4% of first-half 2012 operating revenue.

For the full year of 2012, we estimate, as of today, amortization expense of approximately $341 million versus $289 million in 2011.

The second-quarter and first-half 2012 adjusted GAAP compensation ratios assume, based on current market conditions, that the full-year awarded compensation ratio will be approximately 60%, compared to approximately 62% awarded for the full year of 2011.

Our goal remains to grow annual awarded compensation expense at a slower rate than revenue growth, and to achieve a compensation-to-revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted GAAP basis1 with discipline on deferrals.

Non-Compensation Expense

For the second quarter of 2012, non-compensation expense1 was $106 million, on an adjusted basis1, essentially unchanged compared to the first quarter of 2012, and 6% higher than the second quarter of 2011. Non-compensation expense was primarily impacted by increases in occupancy costs. Non-compensation costs other than occupancy, in aggregate, were essentially unchanged in the second quarter of 2012 compared to the prior-year period. The ratio of non-compensation expense to operating revenue was 23% in the quarter, compared to 20% in the second quarter of 2011.

For the first half of 2012, non-compensation expense1 was $211 million, on an adjusted basis1, 10% higher than the first half of 2011. This excludes non-compensation expenses related to the 2012 first-quarter charge associated with staff reductions. The increase in non-compensation expense was primarily impacted by higher occupancy costs and deal-related third-party fees. The ratio of non-compensation expense to operating revenue was 22%, compared to 20% in the first half of 2011.

TAXES

The provision for taxes, on an adjusted basis1, was $10 million for the second quarter and $25 million for the first half of 2012. The effective tax rate on the same basis was 22.9% for the second quarter and 24.5% for the first half of 2012, compared to 21.4% and 20.2% for the respective 2011 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include reducing excess cash, managing debt, and increasing returns to shareholders through dividends and share repurchases.

As of July 26, 2012 (year to date), we have returned $243 million to Lazard shareholders primarily through payments of dividends and share repurchases.

We have paid $45 million to our shareholders for dividends declared in January and April; have repurchased, as of July 26, 2012, 6.3 million shares of our Class A common stock and exchangeable interests for $168 million, at an average price of $26.58 per share; and have satisfied employee tax obligations of $30 million in cash in lieu of share issuance upon vesting of equity grants in the first half of 2012.

Approximately 4.5 million of these shares, repurchased at a cost of $120 million, served to directly offset the potential dilution from our 2011 year-end equity-based compensation awards, net of estimated forfeitures and tax withholding to be paid in cash by Lazard in lieu of share issuances.

The remaining 1.8 million shares represented $48 million in shareholder returns against our commitment to return $200 million of surplus cash to our shareholders by 2013.

On July 25, 2012, Lazard declared a quarterly dividend of $0.20 per share on its outstanding Class A common stock.

Lazard’s financial position remains strong and low risk with approximately $751 million in cash and cash equivalents at June 30, 2012, the majority of which is invested in U.S. Government and agency money market funds. Total stockholders’ equity related to Lazard’s interests is $704 million.

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, July 26, 2012, to discuss the company’s financial results for the second quarter and first half of 2012. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 312-3047 (U.S. and Canada) or +1 (719) 457-2605 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available beginning July 26, 2012, at 1:00 p.m. EDT, through August 9, 2012, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (for the U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 4276874.

***

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 42 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

***

LlSTS OF FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the second quarter of 2012)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the second quarter of 2012 on which Lazard advised were the following:

•	Medco Health Solutions in its $29 billion merger with Express Scripts

•	Northeast Utilities’ $17.5 billion merger with NSTAR

•	GDF Suez/Electrabel in the $12.6 billion acquisition of the 30% stake it did not already own in International Power

•	Google’s $12.5 billion acquisition of Motorola Mobility

•	Cimentos de Portugal’s €2.5 billion sale to Camargo Correa of the remaining shares it did not already own

•	The Special Committee of Independent Directors of the Board of Delphi Financial Group in the $2.7 billion sale to Tokio Marine

•	Gloucester Coal in its A$2.1 billion merger with Yanzhou Coal and Yancoal Australia

•	France Telecom-Orange’s €1.5 billion acquisition of a 57.6% stake in MobiNil/ECMS

•	AmBev’s $1.2 billion acquisition of a 51% stake in Cerveceria Nacional Dominicana

•	Areva’s €776 million disposal of its 26% stake in Eramet to FSI

•	Central Vermont Public Service’s $708 million sale to Gaz Métro

•	Abertis’ €385 million sale of a 7% stake in Eutelsat to China Investment Corporation

•	Sara Lee’s spin-off of D.E Master Blenders 1753

•	The Managing Director Committee of AlixPartners in the sale of a majority stake to CVC Capital Partners

•	Edison in the sale of 50% of Edipower to Delmi

•	BNP Paribas’ sale of its North American reserve-based lending business ($3.8 billion of loans outstanding) to Wells Fargo

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised in the 2012 second quarter, continued to advise, or completed since June 30, 2012, are the following:

•	Progress Energy’s $32 billion merger with Duke Energy

•

Anheuser-Busch InBev’s $20.1 billion acquisition of the remaining stake in Grupo Modelo it does not already own and Grupo Modelo’s related $1.9 billion sale of its 50% interest in Crown Imports to Constellation Brands

•	Tyco’s combination of its Flow Control business with Pentair in a $10 billion all-stock merger

•	The Supervisory Board of TNT Express in the €5.2 billion sale to United Parcel Service

•	Walgreens’ $6.7 billion acquisition of a 45% stake in Alliance Boots, with an option to acquire the remaining 55%

•	Caisse des Dépôts’ €2.6 billion indirect acquisition of Silic from Groupama

•	GlaxoSmithKline’s $3.0 billion acquisition of Human Genome Sciences

•	PPG on the $2.1 billion merger of its commodity chemicals business with Georgia Gulf

•	CH Energy Group’s $1.5 billion sale to Fortis

•	Nexus Energy’s joint venture with Shell Development and Osaka Gas, valuing Nexus Energy’s interest at A$638 million

•	Gryson shareholders in the €475 million sale of the company to Japan Tobacco

•	St Barbara Limited’s A$556 million acquisition of Allied Gold

•	Montagu Private Equity’s €430 million acquisition of St Hubert

•	Qatar Holding on its 11% stake in Xstrata in connection with the proposed merger with Glencore

•	Tyco’s plan to separate into three independent, publicly traded companies

•	Caisse des Dépôts on the reorganization of Dexia

•	Edison in the restructuring of its shareholdings

•	Audi’s acquisition of Ducati

•	Lion Capital’s acquisition of Alain Afflelou

•	Carrefour’s sale of its 50% stake in Carrefour Marinopoulos to Marinopoulos Group

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the second quarter of 2012 on which Lazard advised include: Cagles, General Maritime, and the Los Angeles Dodgers in connection with their Chapter 11 bankruptcies; Dubai International Capital in the restructuring of its liabilities; Klöckner Pentaplast in the context of the restructuring of its debt facilities; NH Hoteles on its debt refinancing; TBS International on its debt restructuring activities; and, Yucaipa Companies on the restructuring and recapitalization of Barneys.

Notable Chapter 11 bankruptcies, on which Lazard advised debtors or creditors, or related parties, during or since the second quarter of 2012, are:

•	Airlines: Allied Pilots Association with respect to American Airlines

•	Consumer/Food: Hostess Brands

•	Gaming, Entertainment and Hospitality: Indianapolis Downs, MSR Resorts

•	Paper and Packaging: New Page Corporation, White Birch Paper Company

•	Power & Energy: Dynegy, LSP Energy

•	Professional/Financial Services: Ambac

•	Technology/Media/Telecom: Eastman Kodak, Nortel Networks, Tribune Company

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised debtors or creditors during or since the second quarter of 2012, are:

•	Belvédère – advising the FRN noteholder committee

•	Eagle Holdings on the restructuring of its Gemini real estate assets

•	Empresas La Polar on its debt restructuring activities

•	Lohr Industrie on its debt restructuring and sale of its Translohr division to Alstom and the Fonds Stratégique d’Investissement

•	National Association of Letter Carriers in connection with the USPS’s restructuring efforts

•	Petroplus – advising the majority bondholders in the company’s insolvency proceedings

•	Praktiker on its financial restructuring

•	Seat Pagine Gialle – advising the committee of junior noteholders on the company’s restructuring

•	Torm – advising lenders on the company’s debt restructuring

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods. These results exclude the charge of $25 million in the first quarter of 2012, related to staff reductions.

2 We have paid $45 million to our shareholders for dividends declared in January and April 2012; have repurchased year to date, as of July 26, 2012, 6.3 million shares of our Class A common stock for $168 million, at an average price of $26.58 per share; and have satisfied employee tax obligations of $30 million in cash in lieu of share issuance upon vesting of equity grants.

***

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	a decline in general economic conditions or the global financial markets;

•	losses caused by financial or other problems experienced by third parties;

•	losses due to unidentified or unanticipated risks;

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	competitive pressure on our businesses and our ability to retain our employees.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of our estimated targets, future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about any of the following:

•	our financial targets, including operating margin, awarded compensation ratio and non-compensation expense ratio,

•	our ability to deploy surplus cash through dividends, share repurchases and debt repurchases,

•	our ability to offset stockholder dilution through share repurchases,

•	our possible assumed or future results of operations and operating cash flows,

•	our strategies and investment policies,

•	our financing plans and the availability of short-term borrowing,

•	our competitive position,

•	future acquisitions, including the consideration to be paid and the timing of consummation,

•	potential growth opportunities available to our businesses,

•	recruitment and retention of our Managing Directors and employees,

•	potential levels of compensation expense,

•	our potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts,

•	likelihood of success and impact of litigation,

•	expected tax rates,

•	changes in interest and tax rates,

•

expectations with respect to the economy, securities markets, the market for mergers, acquisitions and strategic advisory and restructuring activity, the market for asset management activity and other macroeconomic and industry trends,

•	effects of competition on our business, and

•	impact of future legislation and regulation on our business.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP—unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011
Revenues:
Financial Advisory
M&A and strategic advisory	$195,383	$192,611	$170,568	1%	15%
Capital markets & other advisory	17,174	14,370	30,298	20%	(43%)

Strategic advisory	212,557	206,981	200,866	3%	6%
Restructuring	30,067	70,215	48,333	(57%)	(38%)

Total	242,624	277,196	249,199	(12%)	(3%)
Asset Management
Management fees	195,223	199,860	221,217	(2%)	(12%)
Incentive fees	3,704	2,596	6,331	43%	(41%)
Other revenue	7,622	7,636	10,115	—	(25%)

Total	206,549	210,092	237,663	(2%)	(13%)
Corporate	6,036	11,461	4,911	(47%)	23%

Operating revenue (b)	$455,209	$498,749	$491,773	(9%)	(7%)

Expenses:
Compensation and benefits expense (c)	$285,238	$312,716	$285,645	(9%)	—

Ratio of compensation to operating revenue	62.7%	62.7%	58.1%
Non-compensation expense (d)	$105,767	$105,235	$99,580	1%	6%

Ratio of non-compensation to operating revenue	23.2%	21.1%	20.2%

Earnings:
Earnings from operations (e)	$64,204	$80,798	$106,548	(21%)	(40%)

Operating margin (f)	14.1%	16.2%	21.7%
Net income (g)	$33,084	$44,812	$65,779	(26%)	(50%)

Diluted net income per share	$0.25	$0.33	$0.48	(24%)	(48%)

Diluted weighted average shares	134,636,935	136,594,178	139,347,933	(1%)	(3%)
Effective tax rate (h)	22.9%	25.7%	21.4%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP—unaudited)

	Six Months Ended June 30,
($ in thousands, except per share data)	2012	2011	% Change
Revenues:
Financial Advisory
M&A and strategic advisory	$387,994	$334,320	16%
Capital markets & other advisory	31,544	59,847	(47%)

Strategic advisory	419,538	394,167	6%
Restructuring	100,282	83,890	20%

Total	519,820	478,057	9%
Asset Management
Management fees	395,083	427,985	(8%)
Incentive fees	6,300	11,477	(45%)
Other revenue	15,258	22,213	(31%)

Total	416,641	461,675	(10%)

Corporate	17,497	8,892	97%

Operating revenue (b)	$953,958	$948,624	1%

Expenses:
Compensation and benefits expense (c)	$597,954	$554,566	8%

Ratio of compensation to operating revenue	62.7%	58.5%
Non-compensation expense (d)	$211,002	$192,350	10%

Ratio of non-compensation to operating revenue	22.1%	20.3%

Earnings:
Earnings from operations (e)	$145,002	$201,708	(28%)

Operating margin (f)	15.2%	21.3%
Net income (g)	$77,896	$124,318	(37%)

Diluted net income per share	$0.57	$0.91	(37%)

Diluted weighted average shares	135,615,557	138,969,263	(2%)
Effective tax rate (h)	24.5%	20.2%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011
Total revenue	$457,231	$506,461	$500,605	(10%)	(9%)
Interest expense	(20,321)	(20,422)	(23,313)

Net revenue	436,910	486,039	477,292	(10%)	(8%)
Operating expenses:
Compensation and benefits	283,392	338,317	286,480	(16%)	(1%)
Occupancy and equipment	28,347	26,282	22,977
Marketing and business development	22,322	28,267	20,879
Technology and information services	21,275	20,393	20,582
Professional services	13,274	9,311	13,120
Fund administration and outsourced services	12,670	13,451	13,507
Amortization of intangible assets related to acquisitions	2,560	1,118	1,706
Other	8,537	11,077	8,839

Subtotal	108,985	109,899	101,610	(1%)	7%

Operating expenses	392,377	448,216	388,090	(12%)	1%

Operating income	44,533	37,823	89,202	18%	(50%)
Provision for income taxes	10,371	8,767	17,636	18%	(41%)

Net income	34,162	29,056	71,566	18%	(52%)
Net income attributable to noncontrolling interests	3,341	3,504	9,562

Net income attributable to Lazard Ltd	$30,821	$25,552	$62,004	21%	(50%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	118,235,320	119,229,541	119,107,386	(1%)	(1%)
Diluted	134,636,935	136,594,178	139,347,933	(1%)	(3%)
Net income per share:
Basic	$0.26	$0.21	$0.52	24%	(50%)
Diluted	$0.24	$0.20	$0.48	20%	(50%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2012	2011	% Change
Total revenue	$963,692	$961,946	—
Interest expense	(40,743)	(46,631)

Net revenue	922,949	915,315	1%
Operating expenses:
Compensation and benefits	621,709	556,479	12%
Occupancy and equipment	54,629	45,685
Marketing and business development	50,589	38,990
Technology and information services	41,668	40,149
Professional services	22,585	22,961
Fund administration and outsourced services	26,121	26,758
Amortization of intangible assets related to acquisitions	3,678	3,180
Other	19,614	18,465

Subtotal	218,884	196,188	12%

Operating expenses	840,593	752,667	12%

Operating income	82,356	162,648	(49%)
Provision for income taxes	19,138	31,099	(38%)

Net income	63,218	131,549	(52%)
Net income attributable to noncontrolling interests	6,845	14,538

Net income attributable to Lazard Ltd	$56,373	$117,011	(52%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	118,732,431	117,221,070	1%
Diluted	135,615,557	138,969,263	(2%)
Net income per share:
Basic	$0.47	$1.00	(53%)
Diluted	$0.44	$0.91	(52%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2012	2011
ASSETS
Cash and cash equivalents	$751,238	$1,003,791
Deposits with banks	324,355	286,037
Cash deposited with clearing organizations and other segregated cash	78,774	75,506
Receivables	483,480	504,455
Investments	439,683	378,521
Goodwill and other intangible assets	394,168	393,099
Other assets	506,156	440,527

Total Assets	$2,977,854	$3,081,936

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$338,514	$288,427
Accrued compensation and benefits	251,120	383,513
Senior debt	1,076,850	1,076,850
Other liabilities	484,962	466,290

Total liabilities	2,151,446	2,215,080
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,232	1,230
Additional paid-in capital	700,064	659,013
Retained earnings	264,682	258,646
Accumulated other comprehensive loss, net of tax	(94,171)	(88,364)

	871,807	830,525
Class A common stock held by subsidiaries, at cost	(167,382)	(104,382)

Total Lazard Ltd stockholders’ equity	704,425	726,143
Noncontrolling interests	121,983	140,713

Total stockholders’ equity	826,408	866,856

Total liabilities and stockholders’ equity	$2,977,854	$3,081,936

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

	As of			Variance
	June 30, 2012	March 31, 2012	December 31, 2011	Qtr to Qtr	YTD
Equities	$122,159	$130,653	$116,362	(6.5%)	5.0%
Fixed Income	19,936	19,249	17,750	3.6%	12.3%
Alternative Investments	4,774	5,296	5,349	(9.9%)	(10.7%)
Private Equity	1,441	1,424	1,486	1.2%	(3.0%)
Cash	129	86	92	50.0%	40.2%

Total AUM	$148,439	$156,708	$141,039	(5.3%)	5.2%

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011		2012	2011
	($ in millions)			($ in millions)
AUM—Beginning of Period	$156,708	$160,451		$141,039	$155,337
Net Flows	1,137	(327)		975	368
Market and foreign exchange appreciation (depreciation)	(9,406)	1,473		6,425	5,892

AUM—End of Period	$148,439	$161,597		$148,439	$161,597

Average AUM	$150,994	$161,024		$149,203	$159,129

% Change in average AUM	(6.2%)			(6.2%)

Note: Average AUM is generally based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating Revenue
Net revenue – U.S. GAAP Basis	$436,910	$486,039	$477,292	$922,949	$915,315
Adjustments:
Revenue related to noncontrolling interests (i)	(4,509)	(4,439)	(7,862)	(8,948)	(11,288)
Loss (gain) related to Lazard Fund Interests (“LFI”) and other similar arrangements	2,856	(2,767)	—	89	—
Interest expense	19,952	19,916	22,343	39,868	44,597

Operating revenue, as adjusted	$455,209	$498,749	$491,773	$953,958	$948,624

Compensation & Benefits Expense
Compensation & benefits expense – U.S. GAAP Basis	$283,392	$338,317	$286,480	$621,709	$556,479
Adjustments:
Charges pertaining to staff reductions	—	(21,754)	—	(21,754)	—
Credits (charges) pertaining to LFI and other similar arrangements compensation liability	2,856	(2,767)	—	89	—
Compensation related to noncontrolling interests (i)	(1,010)	(1,080)	(835)	(2,090)	(1,913)

Compensation & benefits expense, as adjusted	$285,238	$312,716	$285,645	$597,954	$554,566

Non-Compensation Expense
Non-compensation expense – Subtotal – U.S. GAAP Basis	$108,985	$109,899	$101,610	$218,884	$196,188
Adjustments:
Charges pertaining to staff reductions	—	(2,905)	—	(2,905)	—
Amortization of intangible assets related to acquisitions	(2,560)	(1,118)	(1,706)	(3,678)	(3,180)
Non-compensation expense related to noncontrolling interests (i)	(658)	(641)	(324)	(1,299)	(658)

Non-compensation expense, as adjusted	$105,767	$105,235	$99,580	$211,002	$192,350

Earnings From Operations
Operating Income – U.S. GAAP Basis	$44,533	$37,823	$89,202	$82,356	$162,648
Other adjustments:
Revenue related to noncontrolling interests (i)	(4,509)	(4,439)	(7,862)	(8,948)	(11,288)
Interest expense	19,952	19,916	22,343	39,868	44,597
Charges pertaining to staff reductions	—	24,659	—	24,659	—
Expenses related to noncontrolling interests (i)	1,668	1,721	1,159	3,389	2,571
Amortization of intangible assets related to acquisitions	2,560	1,118	1,706	3,678	3,180

Earnings from operations, as adjusted	$64,204	$80,798	$106,548	$145,002	$201,708

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd – U.S. GAAP Basis	$30,821	$25,552	$62,004	$56,373	$117,011
Adjustments:
Charges pertaining to staff reductions	—	24,659	—	24,659	—
Tax (benefits) allocated to adjustments	543	(6,249)	—	(5,706)	—
Amount attributable to LAZ-MD Holdings	(15)	(1,045)	—	(1,060)	—
Adjustment for full exchange of exchangeable interests (j):
Tax adjustment for full exchange	27	(475)	(237)	(448)	(439)
Amount attributable to LAZ-MD Holdings	1,708	2,370	4,012	4,078	7,746

Net income, as adjusted	$33,084	$44,812	$65,779	$77,896	$124,318

Diluted net income per share:
U.S. GAAP Basis	$0.24	$0.20	$0.48	$0.44	$0.91
Non-GAAP Basis, as adjusted	$0.25	$0.33	$0.48	$0.57	$0.91

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(b)	Excludes (i) gains/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (ii) revenues related to non-controlling interests (see (i) below), and (iii) interest expense primarily related to corporate financing activities, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(c)	Excludes (i) charges/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) compensation and benefits related to noncontrolling interests (see (i) below), and (iii) for the three and six month periods ended March 31, 2012 and June 30, 2012, charges pertaining to staff reductions (see (g) below) and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(d)	Excludes (i) amortization of intangible assets related to acquisitions, (ii) expenses related to noncontrolling interests (see (i) below), and (iii) for the three and six month periods ended March 31, 2012 and June 30, 2012, charges pertaining to staff reductions (see (g) below) and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(e)	Excludes (i) amortization of intangible assets related to acquisitions, (ii) interest expense primarily related to corporate financing activities, (iii) revenues and expenses related to noncontrolling interests (see (i) below), and (iv) for the three and six month periods ended March 31, 2012 and June 30, 2012, charges pertaining to staff reductions (see (g) below), and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(g)	Adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings and for the three and six month periods of 2012, excludes certain charges pertaining to staff reductions including severance, benefit payments and acceleration of unrecognized amortization of deferred incentive compensation previously granted to individuals terminated, net of applicable tax benefits. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(h)	Effective tax rate is computed based on a quotient, the numerator of which is the provision for income taxes of $9,801, $15,491 and $17,873 for the three month periods ended June 30, 2012, March 31, 2012 and June 20, 2011, respectively, and $25,292 and $31,538 for the six month periods ended June 30, 2012 and 2011, respectively, and the denominator of which is pre-tax income of $44,533, $62,482 and $89,202 for the three month periods ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, $107,015 and $162,648 for the six month periods ended June 30, 2012 and 2011, respectively, exclusive of net income attributable to noncontrolling interests of $1,647, $2,179 and $5,550 for the three month periods ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $3,826 and $6,792 for the six month periods ended June 30, 2012 and 2011, respectively.

(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)

(j)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests and an adjustment for Lazard Ltd entity-level taxes to affect a full exchange of interests and excluding the 2012 charges pertaining to staff reductions noted in (g) above.

NM	Not meaningful